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                                                                    Exhibit 99.1

       RESTORATION HARDWARE ANNOUNCES $17.5 MILLION COMMON STOCK FINANCING

  LEADING INSTITUTIONAL INVESTORS SUPPORT THE COMPANY'S REPOSITIONING STRATEGY

CORTE MADERA, CALIF., NOVEMBER 6, 2001. RESTORATION HARDWARE, INC. (Nasdaq:
RSTO) today announced a common stock financing priced at $3.90 per share for aggregate proceeds of approximately $17.5 million. The transaction was led by institutional investors, including Baron Asset Management, Reservoir Capital, Apex Capital, LLC, Willow Creek Capital and Palo Alto Investors.

Gary Friedman, CEO, stated, "In light of the current economic environment and recent tragic events, the company decided it was prudent to raise additional capital. While this was not critical to funding the company's operations in fiscal 2002, it clearly strengthens our balance sheet and should ensure that the company has the available funds to complete our repositioning strategy. This will include capital expenditures for the remodeling and re-fixturing of our stores, which is scheduled for the first quarter of next year."

Mr. Friedman continued, "We are excited about our progress and are on track for an April 2002 launch of our new merchandising strategy. The new strategy includes the introduction of an exclusive line of premium positioned home furnishings, furniture, and hardware that, we believe, will fill a current void in the marketplace between the high end interior design trade and the current slate of lifestyle retailers. Our collection will include dominant assortments of window treatments, floor coverings, bed and bath textiles, and complementary accessories to augment our furniture and hardware businesses. To date, we have eliminated approximately 3,000 unproductive SKUs, editing and focusing our current assortments for the holiday season. Our objective is to return Restoration Hardware to profitability in fiscal year 2002."

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements that involve known and unknown risks. Such forward-looking statements include statements as to expectations regarding future events, the timing and needs of the company relating to the completion of its repositioning strategy, the expectations of the company's financial needs and results, the anticipated timing and results of strategic initiatives and general strategy of the company, expectations as to the nature and results of product lines and their placement in the marketplace, expectations relating to profitability and other statements containing words such as "believes," "anticipates," "estimates," "expects," "may," "intends," and words of similar import or statements of management's opinion. These forward-looking statements and assumptions involve known and unknown risks, uncertainties and other factors that may cause the actual results, market performance or the company's achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, changes in economic or business conditions in general, changes in product supply, changes in the competitive environment in which the company operates, changes in the company's management information needs, changes in customer needs and expectations and governmental actions, including war and other actions resulting from terrorist activities, and other factors detailed in the company's filings with the
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Securities and Exchange Commission including its recent filings on Forms 10-K,
10-Q and 8-K, including those described in "Risk Factors," "Factors That May Affect Future Results," "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Liquidity and Capital Resources" and in "Business" under the caption "Competition." The company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.


CONTACT:
Restoration Hardware, Inc.
Gary G. Friedman
Chief Executive Officer
(415) 924-1005
(415) 927-7083 Fax